March 15, 2013

To the Members of the Board of

Stakool, Inc.

8640 Philips Highway

Suite 5

Jacksonville, FL 32256

Dear Sirs:

This letter confirms that I hereby resign from my position as a Director, President, and Chief Executive Officer of Stakool, Inc. (the “Company”), and all other positions with the Company to which I have been assigned, regardless of whether I served in such capacity, effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Peter Hellwig

Peter Hellwig